SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[x] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[ ] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                         Barrett Business Services, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

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    2)  Form, Schedule or Registration Statement No.:

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    3)  Filing Party:

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    4)  Date Filed:

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

                         BARRETT BUSINESS SERVICES, INC.


                                                                  April 19, 2002


Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m. on Wednesday, May 15, 2002, at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon.

     Matters to be presented for action at the meeting include the election of directors and ratification of the selection of independent accountants.

     We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

                                                     Sincerely,

                                                     /s/ William W. Sherertz

                                                     William W. Sherertz
                                                     President and Chief
                                                     Executive Officer

                         BARRETT BUSINESS SERVICES, INC.

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 15, 2002

                          -----------------------------

     You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon, on Wednesday, May 15, 2002, at 2:00 p.m., Pacific Time.

     Only stockholders of record at the close of business on March 29, 2002, will be entitled to vote at the meeting.

     The meeting is being held to consider and act upon the following matters:

     1. Election of directors.

     2. Approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year ending December 31, 2002.

     3. Such other business as may properly come before the meeting or any adjournments thereof.

     Please sign and date the accompanying proxy, and return it promptly in the enclosed postage-paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                         By Order of the Board of Directors

                                         /s/ Michael D. Mulholland

                                         Michael D. Mulholland
                                         Secretary

Portland, Oregon
April 19, 2002

                         BARRETT BUSINESS SERVICES, INC.
                            4724 S.W. Macadam Avenue
                             Portland, Oregon 97201
                                 (503) 220-0988

                           --------------------------

                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF STOCKHOLDERS

                           --------------------------



     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on May 15, 2002, and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 19, 2002.

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

     When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Items 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders.

     Stockholders may expressly abstain from voting on Item 2 by so indicating on the proxy. Abstentions and shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on Item 2 will have no effect on the required vote.

     Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the meeting and voting in person. The mailing address of the Company's principal executive offices is 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

     The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or facsimile by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

                          OUTSTANDING VOTING SECURITIES

     The close of business on March 29, 2002, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 5,813,098 shares of Common Stock, $.01 par value

("Common Stock"), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company.

                              ELECTION OF DIRECTORS

     The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Company's Bylaws authorize the Board to set the number of positions on the Board within a range of three and nine; the Board has presently established the number of positions at five. In late March 2002, two directors, Robert R. Ames and Richard W. Godard, submitted their resignations. The Board is currently conducting a search for one or more qualified individuals to serve as directors, but due to the timing of the 2002 annual meeting, only five nominees are being submitted for election at the meeting. All of the nominees for election as directors are members of the present Board. Vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next annual meeting of stockholders.

     A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the meeting. Unless authority to vote for a director or directors is withheld, the accompanying proxy will be voted FOR the election of the nominees named below. If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board may be reduced prior to the annual meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

     Any recommendations as to nominees for election at the 2003 annual meeting should be submitted in writing by December 20, 2002, to the Secretary of the Company at its principal executive offices and should include the name, address, and qualifications of each proposed nominee.

     The following table sets forth information with respect to each person nominated for election as a director, including their ages as of February 28, 2002, business experience during the past five years, and directorships in other corporations.

                                                                                                              Director
Name                            Principal Occupation(1)                                             Age        Since
----                            -----------------------                                             ---        -----
Thomas J. Carley                Private investor                                                     43        2000
James B. Hicks, Ph.D.           Co-founder and Chief Technology Officer of Virogenomics, Inc., a     55        2001
                                biotechnology company
Anthony Meeker                  Managing Director of Victory Capital Management, Inc.,               62        1993
                                Cleveland, Ohio, an investment management firm
Nancy B. Sherertz               Private investor                                                     52        1998
William W. Sherertz             President and Chief Executive Officer of the Company                 56        1980

----------

(1) During the past five years, the principal occupation and employment of each nominee for director has been in the capacity set forth above except as follows:

     (a) Mr. Carley was President and Chief Financial Officer of Jensen Securities, a securities and investment banking firm in Portland, Oregon, for eight years until February 1998, when the company was sold to D.A. Davidson & Co. Thereafter, he was a research analyst covering technology companies and financial institutions at D.A. Davidson & Co. until December 1999.

     (b) Mr. Hicks is a co-founder and Chief Technology Officer at Virogenomics, Inc., a biotechnology company (formerly known as Activated Cell Systems, LLC), which is located in the Portland metropolitan area. He has also been a director of AVI BioPharma, Inc. since 1997. He continues to serve as a partner in TekSTART Consulting Group, where he has been providing consulting services to early stage technology companies regarding management and operational issues since 2000. From 1995 to 1999, he was co-founder and technical consultant for Sapient Health Network, and also served as Chief Executive Officer, Chief Scientist and a director of Hedral Therapeutics, Inc., a biotechnology company, from 1994 to 1998.

     (c) Mr. Meeker is currently a Managing Director of Victory Capital Management, Inc. (formerly known as Key Asset Management, Inc.) where he has been employed since 1993. From 1987 to 1993, he was Treasurer of the State of Oregon.

     (d) Ms. Sherertz was President and a director of the Company from 1975 to March 1993.

     (e)          Mr.   Sherertz  also  serves  as  Chairman  of  the  Board  of
                  Directors.

Ms. Sherertz and Mr. Sherertz were married to each other until 1994.

Directors' Meetings and Standing Committees

     The standing committees of the Board include an audit committee and a compensation committee. During 2001, the Board held six meetings, the audit committee held seven meetings, and the compensation committee held two meetings. Each director attended more than 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during 2001.

     The audit committee reviews services provided by the independent accountants, makes recommendations concerning their engagement or discharge, and reviews with management and the independent accountants the results of their audit, the adequacy of internal accounting controls, and the quality of financial reporting. The current members of the audit committee are Mr. Carley, chairman, and Mr. Meeker. Robert R. Ames was a member of the audit committee until his resignation as a director of the Company in March 2002.

     The compensation committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers, including decisions as to grants of options and other stock-based awards. The current members of the compensation committee are Mr. Meeker, chairman, Mr. Hicks, and Ms. Sherertz, who does not participate in the committee's deliberations regarding stock options.

Compensation Committee Interlocks and Insider Participation

     The members of the compensation committee of the Board during 2001 were James B. Hicks, Anthony Meeker, and Nancy B. Sherertz. Ms. Sherertz was President of the Company from 1975 to March 1993.

Audit Committee Report

     The audit committee of the Board (the "Committee") reports to the Board and is responsible for monitoring the integrity of the Company's financial statements, the compliance by the Company with legal and regulatory requirements relating to its status as a public company, and the independence and performance of the Company's independent accountants. The Committee is presently comprised of two directors, each of whom meets the financial literacy and independence requirements specified in current National Association of Securities Dealers corporate governance standards. The committee's activities are governed by a written charter adopted by the Board, a copy of which was included with the Company's proxy statement for its 2001 annual meeting filed with the Securities and Exchange Commission and available at www.sec.gov.

     In discharging its responsibilities, the Committee and its individual members have met with management and with the Company's independent accountants, PricewaterhouseCoopers LLP, to review their audit process and the Company's accounting functions. The Committee discussed and reviewed with the Company's independent accountants all matters that the independent accountants were required to communicate and discuss with the Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Committee members also discussed and reviewed the results of the independent accountants'
examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to the accountants' independence. The Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the
accountants   any   relationships   that  may  affect  their   objectivity   and
independence.

     Based on its review and discussions with management and the Company's independent accountants, the Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2001, be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                  AUDIT COMMITTEE

                       Thomas J. Carley, Chair
                       Anthony Meeker

                    STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

Beneficial Ownership Table

     The following table gives information regarding the beneficial ownership of Common Stock as of March 29, 2002, by each director and nominee for director and certain named executive officers and by all directors and executive officers of the Company as a group. In addition, it gives information about each person or group known to the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.

                                                                       Amount and Nature      Percent
                                                                         of Beneficial          of
Name of Beneficial Owner                                                  Ownership(2)         Class
------------------------                                                 ------------          -----
Heartland Advisors, Inc.(1).............................................    922,300(3)          15.9%
Wynnefield Group (1)....................................................    675,000(4)          11.6%
Dimension Fund Advisors, Inc.(1)........................................    361,500(5)           6.2%
Thomas J. Carley........................................................     25,250(6)           *
James B. Hicks, Ph.D....................................................        250              *
Anthony Meeker..........................................................      9,950              *
Michael D. Mulholland...................................................      3,526              *
Nancy B. Sherertz(1)....................................................  1,392,500(7)          23.9%
William W. Sherertz(1)..................................................  2,067,457(8)          35.5%
Gregory R. Vaughn ......................................................      2,040              *
All directors and executive officers as a group
(8 persons).............................................................  3,500,973             59.9%


* Less than 1 percent of the outstanding shares of Common Stock.

(1) The addresses of persons owning beneficially more than 5 percent of the outstanding Common Stock are as follows: Heartland Advisors, Inc., 789 North Water Street, Milwaukee, Wisconsin 53202; Wynnefield Group, 450 Seventh Avenue, Suite 509, New York, New York 10123; Dimension Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401; Nancy B. Sherertz, 401 Goldsborough Street, Easton, Maryland 21601; and William W. Sherertz, 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

(2) Includes options to purchase Common Stock which are presently exercisable or will become exercisable by May 28, 2002, as follows: Mr. Carley, 250 shares; Mr. Hicks, 250 shares; Mr. Meeker, 9,500 shares; Mr. Mulholland, 3,526 shares; Ms. Sherertz, 2,500 shares; Mr. Sherertz, 12,500 shares; Mr. Vaughn, 2,040 shares; and all directors and executive officers as a group, 30,566 shares.

(3) Heartland Advisors, Inc., a registered investment advisor, filed an amendment to Schedule 13G on January 16, 2002, reporting sole voting power as to 312,300 shares and sole dispositive power as to 922,300 shares. William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc., also reported sole voting power as to 500,000 of the 922,300 shares reported as beneficially owned by Heartland Advisors, Inc., as a result of his position as an officer and director of Heartland Group, Inc., a registered investment company.

(4) Wynnefield Group is a combination of Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., and Wynnefield Partners Small Cap Value, L.P. I. Although these entities are each a separate and distinct entity with different beneficial owners (whether designated as limited partners or stockholders), for the convenience of reporting their holdings they are referred to collectively as the "Wynnefield Group". The Wynnefield Group filed an amendment to Schedule 13D on October 24, 2000, reporting sole voting and dispositive power as to a total of 675,000 shares.

(5)    Dimension Fund Advisors,  Inc., a registered investment advisor,  filed a
       Schedule 13G on February 12, 2002, reporting sole voting and dispositive power as to 361,500 shares.

(6)    Includes 4,000 shares owned by Mr. Carley's wife.

(7) Ms. Sherertz disclaims beneficial ownership of 3,310 shares held by her minor children.

(8) Includes 41,300 shares held by his wife and his minor children, as to which he shares voting and dispositive powers.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by
Section 16 "reporting persons," including directors, executive officers, and certain holders of more than 10 percent of the outstanding Common Stock. To the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 2001.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Company's chief executive officer and the Company's other executive officers whose salary level and bonus in 2001 exceeded $100,000.

                                       SUMMARY COMPENSATION TABLE
                                                                                    Long-Term
                                                                                   Compensation
                                                                                      Awards
                                                                                   ------------
                                                      Annual Compensation           Securities
                                                      -------------------           Underlying           All Other
Name and Principal                                   Salary          Bonus           Options            Compensation
Position                               Year           ($)             ($)               (#)                  ($)
-----------------------------       ----------      ---------      ---------       ------------         ------------

William W. Sherertz                    2001          $200,000       $38,526(1)        50,000                $56,461(2)
President and                          2000           200,000        21,320           50,000(3)                  --
Chief Executive Officer                1999           144,000        25,920           30,000(3)                  --

Michael D. Mulholland                  2001          $185,000       $    --           14,103                     --
Vice President-Finance                 2000           185,000        19,721           20,181(3)                  --
and Secretary; Chief                   1999           160,000        28,800           12,667(3)                  --
Financial Officer

Gregory R. Vaughn                      2001          $150,000       $    --            8,159                     --
Vice President                         2000           150,000        15,990           11,675(3)                  --
                                       1999           116,667        21,600            7,238(3)                  --

(1) Represents a bonus intended to cover Mr. Sherertz's personal expenses related to the split-dollar life insurance plan that will not be recovered by the Company. See note 2 below.

(2) Represents the actual dollar amount of an insurance premium paid by the Company as part of a split-dollar life insurance plan provided to Mr. Sherertz. Mr. Sherertz's living trust is obligated to repay to the Company all of the premiums that it has paid for this insurance policy from the death benefits collected on the policy or, if earlier, within 60 days after (x) termination of Mr. Sherertz's employment by the Company, other than by reason of death, or (y) the bankruptcy or dissolution of the Company.

(3) Stock option award was voluntarily surrendered as of September 20, 2001 pursuant to a Company offer made to all optionees. See discussion below under "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

Stock Option Data

     The following table provides information as to options to purchase Common Stock granted under the Company's 1993 Stock Incentive Plan to the named executive officers during 2001.

                        Option Grants in Last Fiscal Year

                                Individual Grants
-----------------------------------------------------------------------------------------------------------------
                             Number of
                             Securities
                             Underlying         % of Total
                              Options         Options Granted    Exercise                           Grant Date
                             Granted(1)       to Employees in     Price          Expiration          Present
Name                            (#)           Fiscal   Year     ($/Share)           Date            Value($)(2)
----                         ---------       ----------------   ---------        ----------         -----------

William W. Sherertz            50,000                46.6 %       $3.75            3/15/11            $99,255

Michael D. Mulholland          14,103                13.2         $3.625           2/28/11             27,063

Gregory R. Vaughn              8,159                  7.6         $3.625           2/28/11             15,656

(1) Options generally become exercisable cumulatively in four equal annual installments beginning one year after the date of grant; provided that the option will become exercisable in full upon the officer's death, disability or retirement, or in the event of a change in control of the Company. A change in control is defined in the option agreements to include (i) any occurrence which would be required to be reported as such by the proxy disclosure rules of the SEC, (ii) the acquisition by a person or group (other than the Company or one of its employee benefit plans) of 30 percent or more of the combined voting power of its voting securities, (iii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board, (iv) certain transactions involving the merger, sale, or transfer of a majority of the assets of the Company, or (v) approval by the stockholders of a plan of liquidation or dissolution of the Company. The options include a feature which entitles an optionee who tenders previously-acquired shares of Common Stock to pay all or part of the exercise price of the option, to be granted a replacement option (a "reload option") to purchase a number of shares equal to the number of shares tendered with an exercise price equal to the fair market value of the Common Stock on the date of grant. No SARs were granted by the Company during 2001.

(2) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions: (i) expectations regarding volatility of 56 percent were based on monthly stock price data for the Company; (ii) the risk-free rate of return (4.59 percent) was assumed to be the Treasury Bond rate whose maturity corresponds to the expected term (5.0 years) of the option granted; and (iii) no dividends on the Common Stock will be paid during the option term. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

     Information concerning exercises of stock options during 2001 and the value of unexercised options held by the named executive officers at December 31, 2001, is summarized in the table below.

                                       Aggregated Option Exercises in Last Fiscal Year
                                            and Fiscal Year-End Option Values(1)

                                       Number of Securities                     Value of Unexercised
                                      Underlying Unexercised                  In-the-Money Options at
                                    Options at Fiscal Year-End                  Fiscal Year-End(2)
                                 -------------------------------      -----------------------------------
Name                             Exercisable       Unexercisable      Exercisable           Unexercisable
----                             -----------       -------------      -----------           -------------
William W. Sherertz                   --               50,000             $ 0               $       0
Michael D. Mulholland                 --               14,103               0                   1,128
Gregory R. Vaughn                     --                8,159               0                     653
----------------------------------------

(1) The named executive officers did not exercise any options or SARs during 2001 and did not hold any SARs at December 31, 2001.

(2) The values shown have been calculated based on the difference between $3.705, which was the mean of the reported high and low sale prices of the Common Stock reported on The Nasdaq Stock Market on December 31, 2001, and the per share exercise price of unexercised in-the-money options.

     On August 22, 2001, the Company offered to all optionees who held options with an exercise price of more than $5.85 per share (covering a total of 812,329 shares), the opportunity to voluntarily return for cancellation without payment, any stock option award with an exercise price above that price. At the close of the offer period on September 20, 2001, stock options for a total of 797,229 shares were voluntarily surrendered for cancellation. Pursuant to this offer, the above-named executive officers voluntarily surrendered stock option awards covering shares as follows: Mr. Sherertz, 273,693 shares; Mr. Mulholland, 137,298 shares; and Mr. Vaughn, 76,538 shares. The compensation committee of the Company's board of directors may consider whether or not to grant stock-based awards under the Plan to optionees who surrendered stock options during the above offer period. As of the date of this filing, the compensation committee has taken no action.

Transactions with Management

     Beginning in October 2001, the Company has rented Mr. Sherertz's personal residence in LaQuinta, California, from time to time for marketing, customer relations, and business meeting purposes. The seasonal rental rates were established by a local real estate broker who handles similar properties in the LaQuinta area. The Company made rental payments in the aggregate amount of $20,250 to Mr. Sherertz for use of his residence in LaQuinta, California, during 2001, and estimates that it will make payments in the range of $69,000 to $78,000 for use of his residence in 2002.

     To refinance the purchase of 355,000 shares of the Company's common stock that Mr. Sherertz acquired from another stockholder in June 2000, Mr. Sherertz entered into a loan transaction with Wells Fargo Bank in December 2001 under which Mr. Sherertz is required to make interest-only payments until June 2002. The Company entered into a loan transaction with Mr. Sherertz in December 2001 under which the Company agreed to advance funds in an amount equal to the interest-only payments owed to Wells Fargo Bank in December 2001 and March 2002, up to a maximum of $60,000 outstanding at any one time. The advances bear interest at the same rate as the rate charged to Mr. Sherertz by Wells Fargo Bank (prime less 1.50 percent) and repayment by Mr. Sherertz to the Company is due upon demand. The outstanding balance of the loan by the Company at March 31, 2002, including accrued interest, was $51,686. Mr. Sherertz and Wells Fargo Bank expect to renegotiate the terms of his loan by mid-June 2002.

     The Company provided certain professional employer services during 2001 to Oregon Logistics Distribution Company ("OLDC"), a company owned by Mr. Sherertz, which provides labor services to a distribution and storage company. The Company generated revenues of approximately $25,700 in 2001 from the services provided to OLDC and expects to continue to generate revenues in 2002.

Directors' Compensation

     Under the standard arrangement in effect at the end of 2001, directors (other than directors who are full-time employees of the Company, who do not receive directors' fees) are entitled to receive a fee of $500 for each Board meeting attended and each meeting of a committee of the Board attended other than a committee meeting held on the same day as a Board meeting.

     A nonqualified option for 1,000 shares of Common Stock is granted automatically to each non-employee director whose term begins on or continues after the date of each annual meeting of stockholders at an exercise price equal to the fair market value of the Common Stock on the date of the meeting. Accordingly, on May 17, 2001, each then non-employee director received an option for 1,000 shares at an exercise price of $3.66 per share.

     Payment of the exercise price of options granted to non-employee directors may be in cash or in previously-acquired shares of Common Stock. Each option includes a reload option feature to the extent that previously-acquired shares are used to pay the exercise price. Non-employee director options (other than reload options) become exercisable in four equal annual installments beginning one year after the date of grant. Reload options become exercisable six months following the date of grant. All options granted to a non-employee director will be exercisable in full upon the director's death, disability or retirement, or in the event of a change in control of the Company. The option term will expire three months following the date upon which the holder ceases to be a director other than by reason of death, disability or retirement; in the event of death or disability, the option will expire one year thereafter, while non-employee director options will expire five years after retirement.

Employment Agreement

     In January 1999, the Company entered into an employment agreement with Michael D. Mulholland, Vice President-Finance and Secretary of the Company. The term of the agreement will expire on January 26, 2003, subject to automatic extension for an additional year annually unless either party notifies the other of an election to terminate the agreement by December 27 of the prior year, such that the effective term of the agreement will always have at least two years remaining. In the event of a change in control of the Company, the agreement will be renewed automatically for a two-year period beginning with the day immediately preceding the change in control. The employment agreement provides for an annual salary of not less than $155,000, subject to annual review by the Board, together with other compensation and benefits provided for in the Company's compensation policy for executive officers adopted in 1995.

     Pursuant to the employment agreement, if Mr. Mulholland's employment is terminated by the Company following a change in control of the Company other than by reason of death or disability or for cause, or by Mr. Mulholland within 90 days following a change in duties related to a change in control of the Company, he will be entitled to receive a lump sum payment of an amount equal to two times his then-current annual base salary, subject to reduction to the extent that such amount would be subject to the excise tax imposed on benefits that constitute excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended.

     A change in control of the Company for purposes of the employment agreement is defined as summarized in the notes to the first table under "Stock Option Data" above, except for a business combination transaction in which the Company becomes a privately-held company and William W. Sherertz continues as President and Chief Executive Officer. A change in duties includes a significant change in the nature or scope of Mr. Mulholland's position, responsibilities, authorities or duties, a significant diminution in his eligibility to participate in compensation plans or benefits, a change in the location of his employment by more than 30 miles, or a significant violation of the Company's obligations under the agreement.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The compensation committee (the "Committee") of the Board acts as an independent resource to the Board in recommending executive salary levels and analyzing other proposed forms of executive compensation and was composed of three outside directors during 2001. The Committee, except for Ms. Sherertz, also provides disinterested administration of the Company's 1993 Stock Incentive Plan.

     The Committee's goal is to serve the interests of the Company's stockholders by enabling the Company to attract, motivate, and retain the caliber of management expertise necessary for the successful implementation of the Company's strategic goals.

     The Company's overall approach to executive compensation is based on a philosophy that combines a goal-driven annual cash compensation package with equity incentives designed to build stock ownership among key employees. These two key principles serve to align executives effectively with stockholder interests by focusing management on financial goals necessary to enhance stockholder value, as well as long-term growth, by strongly encouraging significant ownership in the Company's stock.

     Salaries. Base salaries for the Company's executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the individual's specific contribution to the Company's success, and any increased responsibilities assumed by the executive.

     Annual Cash Incentive Bonuses. The Committee has implemented a policy to guide its compensation decisions with respect to the executive officers of the Company below the level of president. It is the Committee's belief that the stewardship provided by the executive officers is best measured by the Company's return on equity. Accordingly, target amounts for annual awards of cash incentive bonuses for 2001 were based upon a formula with reference to the Company's return on stockholders' equity for the year ended December 31, 2001, and the executive's total salary for the year.

     Long-Term Incentive Compensation. The Company strives to align executive officer financial interests with long-term stockholder value. See "Option Grants in Last Fiscal Year" above for details of options granted to the named executive officers in 2001.

     In August 2001, the Committee approved an option replacement program under which options for a total of 797,229 shares of Common Stock, including 594,779 options held by executive officers, with per share exercise prices of $5.85 or above were voluntarily surrendered for cancellation. The Committee expects to consider granting options in the next few weeks to replace the options that were cancelled under the program. The Committee believes that the replacement program will restore the Company's ability to provide incentives for performance to its senior management and other key employees while minimizing the dilutive effect of option grants on the Company's shareholders.

     Chief Executive Officer Compensation. In view of the Company's financial performance for 2001, it was the recommendation of the Company's president, William W. Sherertz, to the Committee that his salary level remain unchanged for 2001. It was Mr. Sherertz's further recommendation that his incentive compensation continue to be tied to the long-term enhancement of stockholder value. It was the decision of the Committee to accept Mr. Sherertz's recommendations in view of the fact that Mr. Sherertz is a significant shareholder in the Company and, to the extent his performance as chief executive officer results in an increase in the value of the Company's stock, all stockholders, including him, share the benefits.

     In 2001, a split-dollar life insurance arrangement was approved for Mr. Sherertz. Upon termination of the policy, the Company will be repaid an amount equal to the premiums previously paid by the Company. It is the Committee's position that, in view of Mr. Sherertz's relatively large stockholdings in the Company, a split dollar life insurance arrangement would be in the best interests of all shareholders.

                                                      COMPENSATION COMMITTEE

                                                      Anthony Meeker, Chair
                                                      James B. Hicks, Ph.D.
                                                      Nancy B. Sherertz


                             STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total return at the dates indicated for the period from December 31, 1996, until December 31, 2001, for the Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500"), and for a group of the Company's peers in the staffing industry. The staffing industry peer group (the "2002 Peer Group") is comprised of the same eight companies included in the peer group used to prepare the performance graph set forth in the Company's proxy statement for its annual meeting in May 2001, C D I Corp., Kelly Services, Inc., Manpower Inc., RemedyTemp, Inc., Robert Half International Inc., SOS Staffing Services, Inc., TeamStaff, Inc., and Westaff, Inc.

     The following graph has been prepared assuming that $100 was invested on December 31, 1996, in the Common Stock, the S&P 500, and the 2002 Peer Group and that dividends are reinvested. In accordance with the SEC's proxy rules, the shareholder return for each company in the 2002 Peer Group index has been weighted on the basis of market capitalization as of the beginning of each annual period shown. The stock price performance reflected in the graph may not be indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             Performance Graph for
                        Barrett Business Services, Inc.

              Produced on 03/11/2002 including data to 12/31/2001

                               [GRAPHIC OMITTED]

                                     LEGEND

Symbol       CRSP Total Return Index for:               12/1996      12/1997       12/1998      12/1999      12/2000       12/2001
------       ---------------------------                -------      -------       -------      -------      -------       -------
             Barrett Business Services, Inc.             100.0         77.0          55.7         43.4         23.4          24.3
             S&P 500 Stocks                              100.0        133.5         172.2        208.5        190.9         167.6
             Self-Determined Peer Group                  100.0        136.9         120.4        111.9        140.9         137.7

Companies in the Self-Determined Peer Group

C D I CORP                              KELLY SERVICES INC
MANPOWER INC WIS                        REMEDYTEMP INC
ROBERT HALF INTERNATIONAL INC           SOS STAFFING SERVICES INC
TEAMSTAFF INC                           WESTAFF INC

Notes:

          A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

          B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

          C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

          D. The index level for all series was set to $100.0 on 12/31/1996.

Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices,  Graduate  School of  Business,  The  University  of Chicago.  Used with
permission. All rights reserved.                              (C) Copyright 2002

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending December 31, 2002. Although the appointment of accountants is not required to be submitted to a vote of the stockholders, the Board has decided to ask the stockholders to approve the appointment and recommends that you vote FOR approval. If a majority of the shares of Common Stock represented at the annual meeting does not vote to approve the appointment, the Board will reconsider the appointment.

     PricewaterhouseCoopers LLP were the independent accountants for the year ended December 31, 2001. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the 2002 annual stockholders' meeting and to be available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001, and their review of the financial statements included in its quarterly reports on Form 10-Q for that fiscal year were $127,300.

Financial Information Systems Design and Implementation Fees

     During 2001, PricewaterhouseCoopers LLP did not provide any professional services to the Company with regard to financial information systems design and implementation.

All Other Fees

     Fees billed for services provided to the Company by PricewaterhouseCoopers LLP during 2001, other than the services described above under "Audit Fees," were $116,300. Such fees were for services rendered in connection with income tax consulting, planning and return preparation and various other consulting related to accounting matters. The audit committee of the Board has considered whether the provision of these services to the Company is compatible with maintaining the independence of the Company's independent public accountants.

                                  OTHER MATTERS

     Management knows of no matters to be brought before the annual meeting other than the election of directors and ratification of the selection of accountants. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2003

     Stockholder proposals submitted for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2003 must be received by the Company by December 20, 2002. Any such proposal should comply with the SEC's rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to Michael D. Mulholland, Secretary, Barrett Business Services, Inc., 4724 S.W. Macadam Avenue, Portland, Oregon 97201.

     For any proposal that is not submitted for inclusion in next year's proxy materials, but instead is sought to be presented directly at the 2003 annual meeting, management will be able to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on March 5, 2003, and advises stockholders in the 2003 proxy materials about the nature of the matter and how management intends to vote on such matter; or (2) has not received notice of the proposal by the close of business on March 5, 2003. Notices of intention to present proposals at the 2003 annual meeting should be forwarded to the address listed above.

April 19, 2002                                 BARRETT BUSINESS SERVICES, INC.

                         BARRETT BUSINESS SERVICES, INC.
                       2002 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William W. Sherertz and Anthony Meeker as proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Barrett Business Services, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2002, at 2:00 p.m., or at any adjournment thereof.

                    (Continued and to be signed on reverse)
--------------------------------------------------------------------------------
                             /FOLD AND DETACH HERE/

1. ELECTION OF DIRECTORS:  FOR all nominees listed      WITHHOLD AUTHORITY
Thomas J. Carley           below (except as marked      to vote for all nominees
James B. Hicks             to the contrary below)       listed below
Anthony Meeker                  /    /                       /    /
Nancy B. Sherertz
William W. Sherertz

(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below)

-------------------------------------------------------

                                                        FOR            AGAINST       ABSTAIN
2.      PROPOSAL TO APPROVE THE
        APPOINTMENT OF
        PRICEWATERHOUSECOOPERS LLP
        as independent accountants for the fiscal
        year ending December 31, 2002.                 /    /          /    /         /    /


3. In their discretion, upon any other matter which may properly come before the meeting.

     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2. If any other matters properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment.

     The undersigned acknowledges receipt of the 2002 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

     Please sign exactly as your name appears hereon. If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)------------------------------------------Date:----------------,2002

                             /FOLD AND DETACH HERE/

MEMORANDUM:
----------

DATE:           April 19, 2002

TO:             Participants in the Barrett Business Services, Inc.
                Employees' Savings Plan (the "401(k) Plan")

FROM:           Michael Mulholland

SUBJECT: Proxy solicitation in connection with May 15, 2002 Annual Meeting of Stockholders

--------------------------------------------------------------------------------

        The enclosed material, which consists of:

                -- 2001 Annual Report
                -- Proxy statement
                -- Proxy card
                -- Return envelope

is being provided to you as a participant in Barrett's 401(k) plan, which owns shares of the Company's common stock. Pursuant to the Plan Document and Trust Agreement, you are entitled to vote the shares held for your account in the Plan on the proposals outlined in the accompanying proxy statement.

After you have considered the enclosed information, please mark your votes on the proxy card, sign the card, fold it and return it in the postage-paid envelope. Your vote will be compiled with those of other Plan participants and conveyed to the Company's stock transfer agent, Mellon Investor Services, by the Plan's trustee, Smith Barney Trust Company.

Enclosures

cc:  Mary Ann Frantz